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
                                                                                  EXHIBIT 11
                                                                                 PAGE 1 OF 3

                                    OLD NATIONAL BANCORP
                       STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                        ($ AND SHARES IN THOUSANDS EXCEPT PER SHARE)


                                            1996





                                                      Primary         Fully Diluted
                                                     ---------       ---------------

Net income                                           $ 60,179          $    60,179


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                                     --                1,477


Adjusted net income                                  $ 60,179          $    61,656
                                                     --------          -----------

Weighted average common shares outstanding             27,329               27,329


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                                 --                1,433


Additional shares outstanding upon assumed
exercise of stock options                                  86                   84
                                                    ---------          -----------

Adjusted weighted average
shares outstanding                                     27,415               28,846
                                                    ---------          -----------

Earnings per share                                $      2.20            $    2.14
                                                  ===========           ==========

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

                                                                          EXHIBIT 11
                                                                         PAGE 2 OF 3


                                    OLD NATIONAL BANCORP
                       STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                        ($ AND SHARES IN THOUSANDS EXCEPT PER SHARE)


                                            1995





                                               Primary           Fully Diluted
                                            -----------          -------------

Net income                                  $   53,939              $ 53,939


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                             --                  1,523
                                            ----------              --------

Adjusted net income                         $   53,939              $ 55,462


Weighted average common shares outstanding      28,220                28,220


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                         --                  1,477


Additional shares outstanding upon assumed
exercise of stock options                           83                    84
                                               -------               -------

Adjusted weighted average
shares outstanding                              28,303                29,781
                                               -------               -------

Earnings per share                            $   1.91              $   1.86
                                              ========              ========

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


                                                                                  EXHIBIT 11
                                                                                 PAGE 3 OF 3


                                    OLD NATIONAL BANCORP
                       STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                        ($ AND SHARES IN THOUSANDS EXCEPT PER SHARE)


                                            1994





                                               Primary           Fully Diluted
                                               -------           -------------

Net income                                   $      49,003        $    49,003


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                                  --              1,839
                                             -------------        -----------

Adjusted net income                          $      49,003        $    50,842


Weighted average common shares outstanding          28,982             28,982


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                              --              1,783


Additional shares outstanding upon assumed
exercise of stock options                               84                 84

                                                    ------             ------
Adjusted weighted average
shares outstanding                                  29,066             30,849
                                                    ------             ------

Earnings per share                               $    1.69          $    1.65
                                                 =========          =========
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